Exhibit 99.2

Cenntro Electric Group’s LS400 Approved for California’s Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project

Project Provides $60,000 Point-of-Sale Vouchers for All-Electric Class 4 Logistar 400 Sales in the state of California

FREEHOLD, N.J. – December 19, 2023 – Cenntro Electric Group Limited (NASDAQ: CENN) (“Cenntro” or “the Company”), a leading electric vehicle technology company with advanced, market-validated electric commercial vehicles, today announced that its all-electric class 4 Logistar 400 (“LS400”) received approval  from the California Air Resources Board (“CARB”) to participate in California’s Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) in the state of California, providing a $60,000 point-of-sale voucher for the Company’s customers.

Preceding the HVIP approval, Cenntro’s LS400 received certification from CARB as a zero-emission vehicle in the state of California in June of this year. The zero-emission vehicle certification is awarded to vehicle manufacturers that meet specific emissions standards in compliance with CARB regulations. The LS400’s certification as a zero-emission vehicle cleared the way for the LS400 to be approved for participation in the HVIP. In December 2022, the LS400 also received a certificate of conformity from the United States Environmental Protection Agency.

The approval to participate in the HVIP program is awarded to vehicle manufacturers, like Cenntro, that meet specific on-road zero-emission powertrain standards in compliance with CARB regulations. California’s HVIP incentive program is intended to advance adoption and commercialization of fleet vehicles, helping to reduce the total cost of ownership of hybrid and zero-emission commercial vehicles in the state of California.

“HVIP approval not only accelerates our commercialization of the LS400 but makes the model more affordable and attractive to our customers by offering point-of-sale vouchers in California,” said Peter Wang, Chairman and CEO of Cenntro. “Through our California dealer network, Cenntro is now providing our fleet customers with the ability to electrify their fleet, reduce their carbon footprint, and significantly lower their cost of operations. With HVIP approval, LS400 customers will now immediately benefit from product vouchers valued at $60,000 at the point-of-sale. We expect this incentive to drive sales in California as we propel commercial fleet electrification across the US and worldwide.”

About Cenntro Electric Group Ltd.

Cenntro Electric Group Ltd. (or "Cenntro") (NASDAQ: CENN) is a leading designer and manufacturer of electric commercial vehicles. Cenntro's purpose-built ECVs are designed to serve a variety of organizations in support of city services, last-mile delivery, and other commercial applications. Cenntro plans to lead the transformation in the automotive industry through scalable, decentralized production, and smart driving solutions empowered by the Cenntro iChassis. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Exhibit 99.2

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may,'' "believe,'' "anticipate,'' "could,'' "should,'' "intend,'' "plan,'' "will,'' "aim(s),'' "can,'' "would,'' "expect(s),'' "estimate(s),''"project(s),'' "forecast(s)'', "positioned,'' "approximately,'' "potential,'' "goal,'' "strategy,'' "outlook'' and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and  are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10K/A filed with the Securities and Exchange Commission on July 6, 2023 and which may be viewed at www.sec.gov.

Contacts:
Investor Relations Contact:
Chris Tyson
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com